As filed with the Securities and Exchange Commission on December 6, 2019

Registration No. 333-206045

Registration No. 333-190305

Registration No. 333-181053

Registration No. 333-174124

Registration No. 333-166260

Registration No. 333-136529

Registration No. 333-129473

Registration No. 333-113613

Registration No. 333-113612

Registration No. 333-57404

Registration No. 333-22017

Registration No. 033-81782

Registration No. 033-81780

Registration No. 033-21374

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-206045

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190305

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181053

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174124

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166260

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136529

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129473

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-113613

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-113612

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-57404

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-22017

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-81782

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-81780

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-21374

UNDER

THE SECURITIES ACT OF 1933

Cambrex Corporation

(Exact name of registrant as specified in its charter)

Delaware	22-2476135
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Meadowlands Plaza, East Rutherford, NJ	07073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 804-3000.

2009 Long Term Incentive Plan (As Amended and Restated April 29, 2015)

CAMBREX CORPORATION 2009 Long Term Incentive Plan (As Amended and Restated April 25, 2013)

CAMBREX CORPORATION 2012 Equity Incentive Plan For Non-Employee Directors

CAMBREX CORPORATION 2009 LONG-TERM INCENTIVE PLAN (as amended and restated)

CAMBREX CORPORATION 2009 LONG TERM INCENTIVE PLAN

Cambrex Corporation 1996 Performance Stock Option Plan

CAMBREX CORPORATION 2004 INCENTIVE PLAN

CAMBREX CORPORATION PERFORMANCE INCENTIVE PLAN

CAMBREX CORPORATION DIRECTORS’ COMMON STOCK FEE PAYMENT PLAN

AGREEMENT FOR N. DAVID EANSOR

CAMBREX CORPORATION 2001 PERFORMANCE STOCK OPTION PLAN

CAMBREX CORPORATION 2003 PERFORMANCE STOCK OPTION PLAN

CAMBREX CORPORATION 1998 PERFORMANCE STOCK OPTION PLAN

CAMBREX CORPORATION 2000 EMPLOYEE PERFORMANCE STOCK OPTION PLAN

CAMBREX CORPORATION 1996 PERFORMANCE STOCK OPTION PLAN

Cambrex Corporation Savings Plan

1989 SENIOR EXECUTIVE STOCK OPTION PLAN

1992 STOCK OPTION PLAN

1993 SENIOR EXECUTIVE STOCK OPTION PLAN

1994 STOCK OPTION PLAN

CAMBREX CORPORATION 1983 INCENTIVE STOCK OPTION PLAN

CAMBREX CORPORATION 1987 STOCK OPTION PLAN

(Full title of the plan)

Samantha Hanley

Vice President, General Counsel

Cambrex Corporation

One Meadlowlands Plaza

East Rutherford, NJ 07073

(201) 804-3000

(Name, address and telephone number of agent for service)

With copies to:

Christine Strumpen-Darrie, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

RECENT EVENTS: DEREGISTRATION

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements of Cambrex Corporation (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•

Registration Statement No. 333-206045, filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2015, registering 1,500,000 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), for issuance under the 2009 Long Term Incentive Plan (As Amended and Restated April 29, 2015);

•

Registration Statement No. 333-190305, filed with the Commission on August 1, 2013, registering 1,500,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 2009 Long Term Incentive Plan (As Amended and Restated April 25, 2013);

•

Registration Statement No. 333-181053, filed with the Commission on April 30, 2012, registering 400,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 2012 Equity Incentive Plan For Non-Employee Directors;

•

Registration Statement No. 333-174124, filed with the Commission on May 11, 2011, registering 1,000,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 2009 LONG-TERM INCENTIVE PLAN (as amended and restated);

•

Registration Statement No. 333-166260, filed with the Commission on April 23, 2010, registering 1,000,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 2009 LONG TERM INCENTIVE PLAN;

•

Registration Statement No. 333-136529, filed with the Commission on August 11, 2006, registering 21,500 shares of Common Stock for issuance under the Cambrex Corporation 1996 Performance Stock Option Plan;

•	Registration Statement No. 333-129473, filed with the Commission on November 4, 2005, registering 1,500,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 2004 INCENTIVE PLAN;

•

Registration Statement No. 333-113613, filed with the Commission on March 15, 2004, registering 139,552 shares of Common Stock for issuance under the CAMBREX CORPORATION PERFORMANCE INCENTIVE PLAN, 32,683 shares of Common Stock for issuance under the CAMBREX CORPORATION DIRECTORS’ COMMON STOCK FEE PAYMENT PLAN, and 7,300 shares of Common Stock for issuance under the AGREEMENT FOR N. DAVID EANSOR;

•

Registration Statement No. 333-113612, filed with the Commission on March 15, 2004, registering 750,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 2001 PERFORMANCE STOCK OPTION PLAN and registering 500,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 2003 PERFORMANCE STOCK OPTION PLAN;

•

Registration Statement No. 333-57404, filed with the Commission on March 22, 2001, registering 600,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 1998 PERFORMANCE STOCK OPTION PLAN and registering 500,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 2000 EMPLOYEE PERFORMANCE STOCK OPTION PLAN;

•

Registration Statement No. 333-22017, filed with the Commission on February 19, 1997, registering 1,500,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 1996 PERFORMANCE STOCK OPTION PLAN;

•	Registration Statement No. 033-81782, filed with the Commission on July 20, 1994, registering 100,000 shares of Common Stock for issuance under the Cambrex Corporation Savings Plan;

•

Registration Statement No. 033-81780, filed with the Commission on July 20, 1994, registering 900,000 shares of Common Stock for issuance under the 1989 SENIOR EXECUTIVE STOCK OPTION PLAN, 1992 STOCK OPTION PLAN, 1993 SENIOR EXECUTIVE STOCK OPTION PLAN, and 1994 STOCK OPTION PLAN; and

•

Registration Statement No. 033-21374, filed with the Commission on April 22, 1988, registering 416,000 shares of Common Stock for issuance under the CAMBREX CORPORATION 1983 INCENTIVE STOCK OPTION PLAN and the CAMBREX CORPORATION 1987 STOCK OPTION PLAN.

On December 4, 2019, pursuant to that certain Agreement and Plan of Merger, dated August 7, 2019, by and among Catalog Intermediate Inc. (“Parent”), and Catalog Merger Sub Inc., each entities controlled by investment funds advised by Permira Advisors LLC, and the Company, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company is terminating all offerings of its securities pursuant to the Registration Statements. The Company, by filing these Post-Effective Amendments to the Registration Statements pursuant to Rule 478 under the Securities Act of 1933, as amended, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. This filing is made in accordance with the undertakings made by the Company in the Registration Statements to remove from registration by means of post-effective amendment any of the securities that were registered which remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Rutherford, State of New Jersey, on December 6, 2019.

CAMBREX CORPORATION

By:	/s/ Samantha Hanley
Name: Samantha Hanley
Title: Vice President, General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.